                                       8-K
                                 Current Report


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 2002



                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
             (Exact name of registrant as specified in its charter)



     DELAWARE                       333-59060                13-3291626
(State or other Jurisdiction       (Commission            (I.R.S. Employer
      Incorporation)               File Number)         Identification Number)

                              ---------------------

                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                          (principal executive offices)
                                 (212) 761-4000

Item 5.  OTHER EVENTS
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         Description of the Certificates

         Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Commission's Rule 424, a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-59060, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2002-HQ (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, GMAC Commercial Mortgage Corporation, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar.

         Computational Materials

         Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A-1, Class A-2, Class A-3, Class B, and Class C Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by John Hancock Real Estate Finance, Inc. and/or Morgan Stanley Dean Witter Mortgage Capital Inc. and under certain assumptions and scenarios.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

EXHIBIT NO. 99 DESCRIPTION
--------------------------

         Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 19, 2002

MORGAN STANLEY DEAN WITTER CAPITAL I INC.


By: /s/  Cecilia Tarrant
    ---------------------
    Name: Cecilia Tarrant
    Title:  Vice President




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